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                   [MULDOON MURPHY & AGUGGIA LLP LETTERHEAD]




                                November 18, 2005



Board of Directors
BV Financial, Inc.
1230 Light Street
Baltimore, Maryland  21230

         Re:      BV Financial, Inc. 2005 Equity Incentive Plan

Board Members:

         We have been requested by BV Financial, Inc., a Federal corporation (the "Company"), to issue our opinion in connection with the registration of 181,447 shares of the Company's common stock (the "Registration"), par value $.01 per share (the "Shares"). The Registration covers 181,447 Shares that may be issued as awards under the BV Financial, Inc. 2005 Equity Incentive Plan (the "Plan"). The Plan provides that no more than 129,605 Shares may be issued upon the exercise of stock options and no more than 51,842 Shares may be issued upon the grant of restricted stock. The Registration is being effected on Form S-8 under the Securities Act of 1933, as amended.

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

         Based on the foregoing and limited in all respects to Federal law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized and, with respect to shares of Company common stock issuable upon the exercise of stock options granted or to be granted under the Plan, upon payment for and issuance of the common stock upon exercise of such stock options, and, with respect to the awards of restricted stock under the Plan, upon issuance of such shares of stock in the manner described in the Plan, such shares will be validly issued, fully paid and nonassessable.



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Board of Directors
November 18, 2005
Page 2



         We note that, although certain portions of the Registration Statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation, to the financial statements or schedules or the other financial information or data included therein.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.


                                    Very truly yours,


                                    /s/ Muldoon Murphy & Aguggia LLP
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                                    MULDOON MURPHY & AGUGGIA LLP